News from

Buckeye
FOR IMMEDIATE RELEASE
             Contact:                                              Steve Dean
                               Sr. Vice President
                and Chief Financial Officer
                 901-320-8352
            Daryn Abercrombie
                        Investor Relations
                                  901-320-8908
              Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FLORIDA FACILITY BACK IN OPERATION FOLLOWING POWER FAILURE

MEMPHIS, TN June 21, 2010 - Buckeye Technologies Inc. (NYSE:BKI)  today announced that its Foley Plant in Perry, Florida, which manufactures specialty wood cellulose and fluff pulp, is back in operation following a power failure and electrical surge that occurred last Thursday,  June 17.  The power failure was triggered by a malfunction in a main incoming electrical line from a power provider and caused an unplanned complete shutdown of the facility that damaged numerous pieces of equipment.   Purchased power has been fully restored to the facility, and one of the plant’s two production lines resumed operation at reduced rates on Sunday.  Company officials are targeting for the second line to resume operation by Wednesday.

Buckeye Chairman and CEO John B. Crowe said, "We appreciate the efforts of our employees and contractors who literally have worked around the clock in a safe manner since Thursday's power failure and surge to test motors and other equipment, to identify the damaged equipment and then to replace it.  Replacement equipment has been ordered and shipped in on an emergency basis.  We will be working during the week to minimize the impact of this event on our customers.  The production of the Foley Plant remains sold out, and our highest priority is to continue safely returning the plant to full capacity in compliance with our environmental permits so that we can meet our customers’ needs.”

The Company indicated that it presently is unable to fully quantify the financial impact of the event.  However, depending on the timing of returning to full production, the Company estimates that the financial impact of the outage, excluding the effect of any insurance proceeds, could be in the range of a $4 to $5 million reduction in pretax operating income for the quarter ending June 30.  This would result in earnings in the range of 24 to 27 cents per share for the quarter.  The Company reported that it has property loss and business interruption insurance with a single $2 million deductible and has received a preliminary report from its insurance broker that the event is a covered loss.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA.  The Company currently operates facilities in the United States, Germany, Canada, and Brazil.  Its products are sold worldwide to makers of consumer and industrial goods.

This press release contains forward-looking statements within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue (or the negative or other derivatives of each of these terms or similar terminology). The “forward-looking statements” include, without limitation, statements regarding the expectation for returning the Foley plant to full operation. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K and other period filings with the Securities and Exchange Commission.